UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):
June 26, 2015

CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	001-09733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On June 26, 2015, Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) under the Indenture, dated as of May 15, 2013 (the “Indenture”) that governs the Cash America International, Inc. (the “Company”) 5.75% Senior Notes due 2018 (the “2018 Senior Notes”), among the Company, the guarantors party thereto and the Trustee, filed a lawsuit against the Company in the United States District Court for the Southern District of New York. The lawsuit alleges that the Company’s spin-off of Enova International, Inc. (“Enova”), which was completed in November 2014, was not permitted by the Indenture, and the Trustee is seeking a remedy equal to principal and accrued and unpaid interest plus a make-whole premium, to be paid to the holders of the 2018 Senior Notes. The Company disagrees with the assertion in the lawsuit that the spin-off of Enova was not permitted under the Indenture. The Company also disagrees that a make-whole premium would be due to the holders of the 2018 Senior Notes even if it is determined that the spin-off of Enova was not permitted under the Indenture. The Company believes the position taken by the Trustee is without merit, and the Company intends to vigorously defend its position. Regardless of the outcome of this claim, the Company has ample liquidity and capital resources to repay the 2018 Senior Notes and for its ongoing operations, including availability under the Company’s $280 million line of credit that was undrawn as of June 30, 2015. As of June 30, 2015, there was $184.5 million in aggregate principal amount of 2018 Senior Notes outstanding, and the Company had no other outstanding indebtedness.

Safe Harbor Statement Under the Private Securities and Litigation Reform Act

This report contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in laws, rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013; accounting and income tax risks related to goodwill and other intangible asset impairment, certain tax positions taken by the Company and other accounting matters that require the judgment of management; the Company’s ability to attract and retain qualified executive officers, including a new Chief Executive Officer upon the retirement of the Company’s current Chief Executive Officer; decreased demand for the Company’s products and services and changes in competition; fluctuations in the price of gold and changes in economic conditions; public perception of the Company’s business and the Company’s business practices; risks related to the Company’s financing, such as compliance with financial covenants in the Company’s debt agreements, the Company’s ability to satisfy its outstanding debt obligations, to refinance existing debt obligations or to obtain new capital; the effect of any current or future litigation proceedings, including an unfavorable outcome in the lawsuit described above relating to the 2018 Senior Notes even though the Company believes the lawsuit is without merit and will vigorously defend its position, and any judicial decisions or rule-making that affects the Company, its products or the legality or enforceability of its arbitration agreements; risks related to interruptions to the Company’s business operations, such as a prolonged interruption in the Company’s operations of its facilities, systems or business functions, cyber-attacks or security breaches or the actions of third parties who provide, acquire or offer products and services to, from or for the Company; risks related to the expansion and growth of the Company’s business, including the Company’s ability to open new locations in accordance with plans or to successfully integrate newly acquired businesses into its operations; risks related to the 2014 spin-off of the Company’s former E-Commerce Division that comprised its e-commerce segment, Enova; fluctuations in the price of the Company’s common stock; the effect of any of the above changes on the Company’s business or the markets in which the Company operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this report, terms such as “believes,” “estimates,” “should,”

“could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date:	July 6, 2015	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel and Secretary